Exhibit 99.2









                   Hutton Holdings Corporation
                      Formerly Geraco, Inc.
      Pro Forma Condensed Consolidated Financial Statements
               June 30, 2004 and September 30, 2004

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                   Hutton Holdings Corporation
                      Formerly Geraco, Inc.
      Pro Forma Condensed Consolidated Financial Statements


On December 15, 2004, in an arms length transaction not involving any affiliates or related parties, Geraco, Inc. ("Geraco") completed the acquisition of all the issued and outstanding stock of Hutton Financial Services, Inc. ("Hutton"), a Nevada Corporation, in exchange for 20,000,000 restricted shares of Geraco common stock, par value $0.001 per share. Hutton Financial Services, Inc. is now a wholly-owned subsidiary of Geraco.

Pursuant to the "Agreement and Plan of Reorganization" the transaction includes a change in control of the Company and is considered to be an asset purchase. There was also an immediate change in Geraco's officers or directors as a result of this transaction. And the name of the company was changed to Hutton Holdings Corporation. The Hutton exchange was to only one shareholder, Douglas Goff, who received 20,000,000 shares of Geraco for all of Hutton, making Mr. Goff the controlling shareholder of Geraco.

Immediately prior to the Closing Date, Geraco shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

The Pro Forma financial statements reflect all of the transactions contemplated by this Agreement.

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                   Hutton Holdings Corporation
          Pro Forma Condensed Consolidated Balance Sheet
                          June 30, 2004
                           (Unaudited)

                                                                  Pro Forma
                          Geraco         Hutton                   effective
                         6/30/2004      6/30/2004   Eliminations  6/30/2004
                       ------------- ------------- ------------- ------------
Assets
Current Assets
  Cash & Equivalents   $      1,091  $      7,174  $       (735) $     7,530
                       ------------- -------------               ------------
 Total Current Assets         1,091         7,174             -        7,530


Fixed Assets
  Equipment                   2,500             -        (2,500)           -
  Less Accum Depr            (2,083)            -         2,083            -
                       ------------- -------------               ------------
 Net Fixed Assets               417             -             -            -



Total Assets           $      1,508  $       7,174  $    (1,152) $     7,530
                       ============= ==============              ============


Current Liabilities
  Accounts Payable     $        735  $          -   $      (735) $         -
  Related Party Payable       5,387        16,725        (5,387)      16,725
                       ------------- -------------               ------------
 Total Current
 Liabilities                  6,122        16,725             -       16,725


Total liabilities             6,122        16,725             -       16,725
                       ------------- --------------              ------------
Stockholders' Equity

Preferred Stock                   -             -             -            -
Common Stock                  5,521         1,000        19,000       25,521

Additional
Paid-in Capital              92,994             -      (109,991)     (16,997)

Accumulated Deficit
prior to development        (90,991)            -        90,991            -

Deficit accumulated
during development stage    (12,138)      (10,551)        4,970      (17,719)
                       ------------- -------------               ------------
Total Stockholders'
Deficit                      (4,614)       (9,551)            -       (9,195)


Total Liabilities &
Stockholders' Deficit  $      1,508  $      7,174  $     (1,152) $     7,530
                       ============= =============               ============

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                   Hutton Holdings Corporation
     Pro Forma Condensed Consolidated Statement of Operations
                 For the Year Ended June 30, 2004
                            Unaudited



                        Geraco        Hutton
                          Year         Year                       Pro Forma
                         Ended         Ended                      Effective
                        06/30/04      06/30/04     Eliminations   06/30/04
                       ------------- ------------- ------------- ------------
Revenues               $          -  $    239,758  $          -  $   239,758

Expenses
  General &
  Administrative              6,171       212,263        (5,062)     213,372
                       ------------- -------------               ------------

  Total Expense               6,171       212,263             -      213,372

Other Income & Expense
  Interest expense              (92)            -            92            -
  Interest income                 -            44                         44
                       ------------- -------------               ------------
Net Income (Loss)      $     (6,263) $     27,539  $     (4,970) $    26,386
                       ============= =============               ============

Income(loss) per share $      (0.00) $       0.03             -  $      0.00
                       ============= =============               ============

Weighted Average shares   5,521,000    1,000,000              -   25,521,000
                       ============= =============               ============












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                   Hutton Holdings Corporation
          Pro Forma Condensed Consolidated Balance Sheet
                        September 30, 2004
                            Unaudited


                                                                  Pro Forma
                           Geraco         Hutton                  effective
                         9/30/2004      9/30/2004   Eliminations  9/30/2004
                       ------------- ------------- ------------- ------------
Assets
Current Assets
  Cash & Equivalents   $      1,047  $      6,866  $     (1,047) $     6,866
                       ------------- -------------               ------------

 Total Current Assets         1,047         6,866                      6,866


Fixed Assets
  Equipment                   2,500         1,228        (2,500)       1,228
  Less Accum Depr            (2,292)            -         2,292            -
                       ------------- --------------              ------------

    Net Fixed Assets            208         1,228             -        1,228


Total Assets           $      1,255  $       8,094       (1,255) $     8,094
                       ============= ==============              ============
Current Liabilities
  Accounts Payable            1,240              -       (1,240)           -
  Related Party Payable       5,452         16,625       (5,452)      16,625
                       ------------- --------------              ------------
 Total Current
 Liabilities                  6,692         16,625            -       16,625

Total liabilities             6,692         16,625            -       16,625
                       ------------- --------------              ------------
Stockholders' Equity

Preferred Stock                   -              -            -            -

Common Stock                  5,521          1,000       19,000       25,521

Additional Paid-in
 Capital                     92,994              -     (109,991)     (16,997)

Accumulated Deficit
 prior to development       (90,991)             -       90,991            -

Deficit accumulated
during development stage    (12,961)       (9,531)        5,437      (17,055)
                       ------------- --------------              ------------
Total Stockholders'
 Deficit                     (5,437)       (8,531)                    (8,531)


Total Liabilities &
 Stockholders' Deficit $      1,255  $      8,094        (1,255) $     8,094
                       ============= =============               ============


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                   Hutton Holdings Corporation
     Pro Forma Condensed Consolidated Statement of Operations
          For the Three Months Ended September 30, 2004


                        Geraco        Hutton
                        Three         Three                       Pro Forma
                        Months        Months                      effective
                        09/30/04      09/30/04     Eliminations   09/30/04
                       ------------- ------------- ------------- ------------

Revenues               $          -  $     64,770  $          -  $    64,770

Expenses
  Selling and Marketing           -             -             -            -
  General & Administrative      759        63,749             -       64,508
                       ------------- -------------               ------------
 Total Expense                  759        63,749             -       64,508


Other Income & Expense
  Interest expense               64             -             -           64
                       ------------- -------------               ------------

Net Income (Loss)      $       (823) $      1,021  $          -  $       198
                       ============= =============               ============

Income(loss) per share $      (0.00) $       0.00                       0.00
                       ============= =============               ============

Weighted Average shares   5,521,000     1,000,000                 25,521,000
                       ============= =============               ============